Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Far East Wind Power Corp. (the “Company”) on Form 10-Q for the three months ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Xiaobu Liu, CEO of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  and;

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 22, 2010

/s/ Xiaobu Liu
Xiaobu Liu, Chief Executive Officer